UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
Floating Rate Notes due 2020	TMO /20A	New York Stock Exchange
2.150% Notes due 2022	TMO 22A	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
0.125% Notes due 2025	TMO 25B	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2020, Thermo Fisher Scientific Inc. (the “Company”) issued $1,100,000,000 aggregate principal amount of 4.133% Senior Notes due 2025 (the “2025 Notes”) and $1,100,000,000 aggregate principal amount of 4.497% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”) in a public offering (the “Offering”) pursuant to a registration statement on Form S-3 (File No. 333-229951) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “SEC”).

The Notes were issued under an indenture, dated as of November 20, 2009 (the “Base Indenture”), and the Twentieth Supplemental Indenture, dated as of March 25, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, which the Company entered into on March 23, 2020 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Mizuho Securities USA LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement.

The 2025 Notes will mature on March 25, 2025, and the 2030 Notes will mature on March 25, 2030. Interest on the Notes will be paid semi-annually in arrears on March 25 and September 25 each year, commencing on September 25, 2020.

Prior to February 25, 2025 in the case of the 2025 Notes (one month prior to their maturity) and December 25, 2029 in the case of the 2030 Notes (three months prior to their maturity) (each, a “Par Call Date”), the Company may redeem each series of Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes of such series being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption and assuming that such Notes to be redeemed matured on the Par Call Date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus, in each case, 50 basis points, plus, in each case, accrued and unpaid interest on the Notes of such series being redeemed, if any, to, but excluding, the date of redemption.

In addition, on and after the applicable Par Call Date, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings, Limited, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company and rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes are also effectively subordinated to any existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of stock of the Company’s Principal Subsidiaries (as defined in the Indenture) and engage in sale and lease-back transactions with respect to any Principal Property. The Indenture also limits the ability of the Company to merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The Company expects that the net proceeds from the Offering will be approximately $2.18 billion, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds of the offerings (together with cash on hand) to pay a portion of the consideration for the previously announced acquisition of QIAGEN N.V., a public limited liability company organized under the laws of The Netherlands (“QIAGEN”), including the repayment of indebtedness of QIAGEN, and for general corporate purposes.

Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated March 25, 2020, regarding the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description is qualified in its entirety by reference to the full text of each of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibits 1.1, 4.1 and 4.2 hereto, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 23, 2020, among the Company, as issuer, and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Mizuho Securities USA LLC and the several other underwriters named in Schedule A of the Underwriting Agreement.

4.1

Indenture, dated as of November 20, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed November 20, 2009 [File No. 1-8002] and incorporated in this document by reference).

4.2	Twentieth Supplemental Indenture, dated as of March 25, 2020, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about Thermo Fisher’s intended use of proceeds and the proposed QIAGEN acquisition. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC. While Thermo Fisher may elect to update forward-looking statements at some point in the future, Thermo Fisher specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing Thermo Fisher’s views as of any date subsequent to the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	March 25, 2020	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel